UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2025

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove London United Kingdom		W6 7AP
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 3 ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Silence Therapeutics plc (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 15, 2025 (the “Original Report”) solely for the purpose of disclosing (1) the material terms of the compensation arrangement that the Company entered into with Iain Ross, the Company’s interim principal executive officer on December 18, 2025, and (2) the Board committee appointments of James Ede-Golightly, which were not contemplated at the time of the filing of the Original Report. Other than as set forth in this Explanatory Note, this Amendment No. 1 does not amend any other disclosures in the Original Report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Update Regarding Principal Executive Officer Compensation Arrangement

As previously disclosed in the Original Report, Iain Ross, Chairman of the Board, was appointed as interim principal executive officer of the Company, effective December 14, 2025.

On December 18, 2025, the Board approved the compensation arrangement for Mr. Ross in connection with his appointment as interim principal executive officer of the Company. The material terms of Mr. Ross’ arrangement are as follows: he will receive monthly cash compensation of 25,000 GBP for six months. After such time, Mr. Ross’ arrangement to continue in this role will be on a month-to-month basis, based on mutual agreement between Mr. Ross and the Company. Mr. Ross may also be eligible to receive cash bonus as determined by the Remuneration Committee of the Board in its sole discretion. Mr. Ross also received an option grant to purchase 900,000 ordinary shares of the Company under the Company’s 2023 Equity Incentive Plan, which will vest equally over a 12-month period.

There is no arrangement or understanding between Mr. Ross and any other person pursuant to which Mr. Ross was appointed as the interim principal executive officer of the Company, and there is no family relationship between Mr. Ross and any of the Company’s other directors or executive officers. Mr. Ross does not have a material interest in any transaction that is required to be disclosed under Item 404(a) of Regulation S-K.

Update Regarding Director Commitment Appointments & Compensation Arrangement

As previously disclosed in the Original Report, James Ede-Golightly was appointed to the Board, effective December 14, 2025. On December 18, 2025, the Board appointed Mr. Ede-Golightly to serve as a member of the Remuneration Committee, a member of the Audit & Risk Committee and a member of the Nominations Committee, effective immediately. Mr. Ede-Golightly also received an option grant to purchase 90,000 ordinary shares of the Company under the Company’s 2023 Equity Incentive Plan, which will vest equally over a 12-month period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silence Therapeutics plc

Date: December 22, 2025	By:	/s/ Rhonda Hellums
Name: Rhonda Hellums
Title: Chief Financial Officer